As filed with the Securities and Exchange Commission on May 13, 2008
Registration No. 333-56524

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PepsiCo, Inc.
(Exact name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation or Organization)	13-1584302 (I.R.S. Employer Identification Number)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)

PepsiCo Puerto Rico 1165(e) Plan
(Full Title of the Plan)

Thomas H. Tamoney, Jr.
Senior Vice President, Deputy General Counsel and Assistant Secretary
700 Anderson Hill Road
Purchase, New York 10577
(914) 253-2000
(Name and Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Explanatory Note
          PepsiCo, Inc. (“PepsiCo”) has previously terminated the PepsiCo Puerto Rico 1165(e) Plan (the “Plan”). Accordingly, no further investments may be made under the Plan in shares of PepsiCo’s common stock (“Common Stock”).
          Therefore, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on March 5, 2001, File No. 333-56524 (the “Registration Statement”), is being filed to terminate the Registration Statement and deregister any shares of Common Stock and Plan interests previously registered pursuant to the Registration Statement that remain unsold.

SIGNATURES
INDEX OF EXHIBITS

SIGNATURES
          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase and State of New York, on the 13th day of May, 2008.

PepsiCo, Inc.

By:	/s/ Thomas H. Tamoney, Jr.
Name: Thomas H. Tamoney, Jr.
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

*	Chairman of the Board of Directors	May 13, 2008
Indra K. Nooyi	and Chief Executive Officer

*	Chief Financial Officer	May 13, 2008
Richard Goodman

*	Senior Vice President and Controller	May 13, 2008
Peter A. Bridgman	(Principal Accounting Officer)

*	Director	May 13, 2008
Dina Dublon

*	Director	May 13, 2008
Victor J. Dzau

*	Director	May 13, 2008
Ray L. Hunt

*	Director	May 13, 2008
Alberto Ibargüen

*	Director	May 13, 2008
Arthur C. Martinez

*	Director	May 13, 2008
Sharon Percy Rockefeller

*	Director	May 13, 2008
James J. Schiro

*	Director	May 13, 2008
Daniel Vasella

SIGNATURE	TITLE	DATE

*	Director	May 13, 2008
Michael D. White

* By	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
As attorney in fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase and State of New York, on the 9th day of May, 2008.

By:	/s/ Greg Heaslip	/s/ Bruce Monte

	Greg Heaslip	Bruce Monte
	/s/ Maria Sharpe	/s/ Cindy Sloat

	Maria Sharpe	Cindy Sloat

Title:	Members of the PepsiCo Administration Committee, the Plan Administrator of the PepsiCo Puerto Rico 1165(e) Plan

INDEX OF EXHIBITS

Exhibit 24	Power of Attorney of certain officers and directors, previously filed as Exhibit 24 to PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.